Exhibit 23.4

FANGDA PARTNERS

上海 Shanghai·北京 Beijing·深圳 Shenzhen·香港 Hong Kong

http://www.fangdalaw.com

中国北京市朝阳区光华路1号	电子邮件	E-mail:	email@fangdalaw.com
嘉里中心北楼27楼	电 话	Tel.:	86-10-5769-5600
邮政编码：100020	传 真	Fax:	86-10-5769-5788
	文 号	Ref.:	17CF1021

27/F, North Tower Kerry Center

No. 1, Guanghua Road, Chaoyang District

Beijing 100020, PRC

November 24, 2017

Alibaba Group Holding Limited
c/o Alibaba Group Services Limited
26/F Tower One, Times Square
1 Matheson Street, Causeway Bay
Hong Kong

Dear Sirs,

We consent to the references to our firm under the captions “Risk Factors”, “Taxation - People’s Republic of China Taxation”, “Enforceability of Civil Liabilities” and “Legal Matters” in connection with the registration statement of Alibaba Group Holding Limited (the “Company”)  on Form F-3, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on November 24, 2017 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Fangda Partners

Fangda Partners